QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.18

CF INDUSTRIES, INC.

ANNUAL INCENTIVE PLAN

Effective January 1, 2004

TABLE OF CONTENTS

Purpose	3
Participation Eligibility	3
Award Opportunities	3
Company Performance	4
Individual Performance	5
Payment of Awards	5
AIP Awards and Employee Benefits	6
Administrative Provisions	6
Plan Administration	6
Exhibit I	7

CF INDUSTRIES, INC.

ANNUAL INCENTIVE PLAN

Purpose

        The purpose of the Annual Incentive Plan ("AIP") is to support the accomplishment of the Company's financial objectives. In doing so the AIP is designed to:

  •
  Closely align the compensation of Plan participants with the financial interests of the Company's owners.

  •
  Provide opportunities, when combined with base salaries, for participants to earn competitive levels of direct cash compensation in order to attract and retain high-performing management employees.

  •
  Define a more significant portion of management compensation as being "at risk", thereby providing enhanced opportunities for pay for performance.

Participation Eligibility

        Participation in the AIP is limited to corporate officers and other management positions having the ability to contribute meaningfully to the Company's business results.

        Participation in the AIP must be approved by the President and Chief Executive Officer of the Company.

Award Opportunities

        Each approved participant is assigned to one of seven Target Award Groups. A participant's assigned Group reflects a combination of his/her position's relative responsibility level and competitive compensation level. Each Group has two target award components, one based on overall Company performance and the other based upon the performance of the individual participant. The total target award for each Group ranges from 16% to 70% of base salary. Within the basic structure of the Plan, the minimum award in each Group is zero and the maximum award is 200% of target.

        The award opportunities for participants in each Group are as follows:

Target Award		Target Award as a % of Base Salary
Group		Company Performance	Individual Performance	Total Target
1.	President & CEO	50%	20%	70%
2.	Exec. & Sr. VP's	35%	15%	50%
3.	Vice Presidents	20%	15%	35%
4.	Selected Gen. Mgrs. & Directors	15%	15%	30%
5.	Selected Dir.'s & Mgr.'s	12%	12%	24%
6.	Selected Dir.'s & Mgr.'s	10%	10%	20%
7.	Selected Dir.'s & Mgr.'s	8%	8%	16%

Company Performance

        The performance measure used to determine this portion of the aggregate award is Pretax Return on Equity (PTROE). This measure aligns a portion of participants' compensation directly with the absolute level of return realized by the Company's owners. When the return to the owners is greater than the established standard, the award under this component of the Plan will be greater than target. When the return to our owners is less than the established standard, the award will be less than target (and possibly zero). The target performance standard under this component of the AIP is a PTROE of 5% for 2004 and 10% for 2005 going forward. Exhibit I presents the definition of PTROE. The Company's actual PTROE each year will be confirmed by the CEO after the close of the year.

        For any award to be granted under the Company Performance component, PTROE must equal or exceed a threshold standard. At threshold, the award is equal to 10 percent of target. Awards for performance between the threshold and target standards or between the target and maximum standards are determined proportionately. The required performance standards for the entire range of awards for the first Plan Year (2004) and going forward beginning in 2005 are as follows:

PTROE Required for Company Performance Award to be Granted at:

Plan Year	Threshold Level (Award = 10% of Target)	Target Level (Award = 100% of Target)	Maximum Level (Award = 200% of Target)
2004	0.5%	5.0%	15.0%
2005 and forward	1.0%	10.0%	20.0%

Individual Performance

        A portion of a Plan participant's award is based on performance against pre-established annual individual goals. The determination of actual awards for the Individual Performance component of the Plan is subject to the following overall provisions:

  •
  The Individual Performance Award (IPA) for the President & Chief Executive Officer is determined by the Compensation Committee and/or Board of Directors based on achievement of goals. However, in the event that no awards are granted under the Company Performance component, no IPA is granted to the CEO.

  •
  The pool of award dollars available for distribution to all Vice President positions and above (except the CEO) is equal to these participants' target awards in aggregate multiplied by the greater of 1) 100%, or 2) the % of target attained under the Company Performance component. As with the CEO position, if no awards are granted under the Company Performance component of the Plan, no IPA's are granted to these participants. All approved IPA's for this group of participants are communicated to the Board of Directors.

  •
  The pool of award dollars available for distribution to participants below the Vice President level is equal to the participants' target awards in aggregate multiplied by the greater of 1) 100%, or 2) the % of target attained under the Company Performance component.

  •
  An initially determined award under this Plan component for any participant (other than the CEO) may be further adjusted upward or downward by as much as 100% based on the participant's performance. The sum of all such upward and downward adjustments must equal zero.

Payment of Awards

        Payment of approved awards to participants is made in cash during the first quarter of the calendar year following the completion of the Plan Year.

        Participants may elect to defer all or a portion of their AIP awards under the provisions of the Company's Executive Compensation Equalization and Deferral Plan ("ECED") or Management Deferred Compensation Plan ("MDC").

        Payment of awards to a participant whose employment with the Company terminates is as follows:

  •
  Termination due to Retirement, Death or Disability (disability as defined in the CF Industries Inc. Thrift Savings Plan)

    Awards are pro-rated based on the participant's base earnings through the date of termination and paid out after the close of the Plan Year.

  •
  Termination for Cause

    Awards for the current Plan Year (the year of termination) and awards not yet paid out for the previous Plan Year are forfeited.

  •
  Termination for Any Other Reason

    Awards for the current Plan Year (the year of termination) are forfeited. Awards for a completed Plan Year not yet paid out are paid out after the close of the Plan Year.

  •
  Awards forfeited under the AIP will not be reallocated to other participants.

  •
  Payment of all deferred awards to a terminated participant is made in accordance with the participant's existing ECED or MDC election.

AIP Awards and Employee Benefits

        Participants' AIP awards, whether paid in cash or deferred, are included in the definition of earnings for the purpose of calculating pension benefits under the CF Industries, Inc. Retirement Income Plan. AIP awards are not used for calculating any other employee benefits.

Administrative Provisions

  •
  Change in Control/or Asset Sale—Upon a change in control or a significant sale of Company assets, the Company and Individual Performance results will be determined year-to-date for the current Plan Year. Based on these results awards will be paid in cash to participants on a pro-rata basis within 45 days after the date of change in control or asset sale.

  •
  Plan Revision/Termination—The Company may modify or terminate the Annual Incentive Plan at any time. In the event of plan termination, the Company and Individual Performance results will be determined from the beginning of the current Plan Year to the effective date of plan termination. Based on these results, awards will be paid in cash to participants on a pro-rata basis within 45 days after the date of the plan termination.

Plan Administration

        The President and Chief Executive Officer of the Company serves as the Plan Administrator, with authority to control and manage the operation and administration of the Plan.

Exhibit I
Definition of Pretax Return on Equity

        The performance measure for the Company Performance portion of the Annual Incentive Plan is Pretax Return on Equity (PTROE) defined as follows:

PTROE	=	Income Before Taxes/Equity
Income Before Taxes	=	Earnings Before Patronage, Income Taxes & Cumulative Effect of Change in Accounting Principle (EB4P&T) per CF's income statement
	+	Accrued expenses for CF's incentive compensation plans for current year
+/-
Special Adjustments necessary to remove items/events included in EB4P&T but not representative of earnings attributable to the Plan year (e.g., a one-time charge or credit to current year earnings attributable to events outside Plan year)*
Equity	=	Beginning Equity (equity at the end of the month preceding the start of the Plan year)
	-	Cash Distributions to Owners prorated by the portion of year that follows the distribution
Beginning Equity	=	Total Stockholders' Equity
	+	Accumulated Other Comprehensive Loss/(Income)
	+	Distributions Payable to Owners
	+	Deferred Tax Liabilities
	-	Deferred Tax Assets

        Income Before Taxes and Equity will be further adjusted as necessary to reflect all Investments of more than $10 million as if accounting had been handled using the equity method (e.g., if CF has a 30% interest in a venture, Income Before Taxes should include 30% of the pretax income or loss of the venture rather than just distributions received from the venture).

*
Management will be responsible for identifying and proposing any such Special Adjustments to the Board for approval. Special Adjustments are expected to be required only in unusual situations.

QuickLinks

  Exhibit 10.18
CF INDUSTRIES, INC. ANNUAL INCENTIVE PLAN Effective January 1, 2004
TABLE OF CONTENTS
CF INDUSTRIES, INC.
ANNUAL INCENTIVE PLAN
Exhibit I Definition of Pretax Return on Equity